INDEPENDENT AUDITORS’ CONSENT

      We consent to the incorporation by reference in Registration Statement Nos 333-45969 and 333-56395 of Bionutrics, Inc. on Form S-8 of our report dated December 30, 1999, appearing in this Annual Report on Form 10-K of Bionutrics, Inc. for the year ended October 31, 1999.

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DELOITTE & TOUCHE LLP

Phoenix, Arizona

January 26, 2000